UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2019

LEISURE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223

New York, New York 10107

(Address of principal executive offices) (Zip Code)

(646) 565-6940

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LACQ	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	LACQW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Common Stock and one-half of one Warrant	LACQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2019, Leisure Acquisition Corp., a Delaware corporation (“LACQ”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among LACQ, GTWY Holdings Limited, a Canadian corporation (the “Company”), and GTWY Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), relating to a proposed business combination transaction between LACQ and the Company.

Merger Agreement

Pursuant to the Merger Agreement, Merger Sub will merge with and into LACQ, with LACQ surviving such merger as a wholly owned subsidiary of the Company and the stockholders of LACQ becoming stockholders of the Company (the “Merger”).

The Company’s stockholders as of immediately prior to the Arrangement Effective Time (as defined in the Merger Agreement) will be entitled to receive a cash distribution in an aggregate amount equal to the Company Pre-Closing Distribution Amount (as defined in the Merger Agreement). In addition, the Company’s issued and outstanding share capital as of immediately prior to the Arrangement Effective Time, which is expected to have an aggregate value of approximately $222,917,162 (subject to certain adjustments for transaction expenses and deduction of the Company Pre-Closing Distribution Amount, as further described in the Merger Agreement), will, at the closing (the “Closing”) of the transactions contemplated by the Merger Agreement (collectively, the “Transaction”), be converted into a number of common shares of the Company (the “Company Shares”) calculated based on a reference price of $10.00 per share, and retained by the Company’s existing stockholders.

In connection with the consummation of the Merger, (i) each issued and outstanding share of LACQ’s common stock (each, a “LACQ Share”), excluding any Excluded Shares (as defined in the Merger Agreement), will be converted into the right to receive one Company Share and (ii) each issued and outstanding LACQ Warrant (as defined in the Merger Agreement) will be exchanged for a warrant issued by the Company, exercisable for a common share of the Company (a “Company Warrant”), in each case, subject to customary equitable adjustments, in accordance with the terms set forth in the Merger Agreement.

In connection with the Transaction, certain of LACQ’s initial stockholders have agreed to forfeit 1,000,000 LACQ Shares, in the aggregate, for no consideration prior to the Closing. In addition, the Company has entered into a contingent forward purchase contract (the “Vora Subscription Agreement”) with HG Vora Capital Management, LLC, a Delaware limited liability company (“HG Vora”), pursuant to which, among other things, HG Vora has agreed to purchase 3,000,000 units of the Company’s equity securities (with each unit consisting of one Company Share and one-half of a Company Warrant), for a purchase price of $10.00 per unit, subject to the terms and conditions thereof.

The Company intends to apply to list the Company Shares and the Exchange Public Warrants (as defined in the Merger Agreement) on the New York Stock Exchange (“NYSE”) in connection with the Closing. If no LACQ stockholders elect to redeem their shares, at the Closing, LACQ’s current stockholders will hold approximately 57% of the issued and outstanding Company Shares (including Company Shares acquired pursuant to the Vora Subscription Agreement) and the Company’s current shareholders will hold approximately 43% of the issued and outstanding Company Shares (in each case, Company Shares issued and outstanding exclude the impact of the Company Warrants and 1,280,835 options issued to the Company’s employees (as described below)).

Shortly following the Closing, Marc J. Falcone, a current director of LACQ, is expected to become President and Chief Executive Officer of the Company upon the planned retirement of the Company’s current Chief Executive Officer, Tony Santo. Subject to the Closing and final negotiation of the terms of his employment agreement, the terms of Mr. Falcone’s employment are expected to include (i) an initial three-year term, with automatic annual extensions thereafter, (ii) annual base compensation of US$650,000, which may increase to US$800,000 based on achievement of certain EBITDA targets, and (iii) receipt of 400,000 restricted stock units upon Mr. Falcone’s appointment as President and Chief Executive Officer of the Company, subject to certain time-based and performance-based vesting restrictions.

Prior to the consummation of the Merger, the Company plans to issue an aggregate of up to 1,280,835 options to certain existing employees, exercisable for an equivalent number of Company Shares. Such options will be subject to the Company’s management equity incentive plan adopted prior to the Closing and time-based vesting restrictions over a two-year period following the Closing in accordance with the terms of the applicable grant agreements.

The Company is the direct parent of Gateway Casinos & Entertainment Limited, a Canadian corporation (“Gateway”). Gateway is one of the largest and most diversified gaming and entertainment companies in Canada with 25 gaming properties in British Columbia and Ontario and two additional properties in Edmonton, Alberta. Across its entire portfolio, Gateway currently employs over 8,200 people and features approximately 440 table games (including 48 poker tables), 13,915 slots, 93 food and beverage outlets and 561 hotel rooms. A multi-pronged growth strategy has seen Gateway diversify and expand its product offering, including developing proprietary casino and restaurant brands, dramatically improving the gaming customer experience while attracting new customers. Some of Gateway’s proprietary brands include Match Eatery & Public House, Atlas Steak + Fish and the new Halley’s Club. In 2017, Gateway celebrated 25 years in the business of gaming and entertainment in Canada.

The proposed Transaction is expected to be consummated in the second quarter of 2020 after the required approval by the stockholders of LACQ and the fulfillment of certain other conditions (as described further below).

This summary of the Merger Agreement and the other agreements to be entered into by the parties are qualified in their entirety by reference to the text of the Merger Agreement and the agreements entered into in connection therewith. The Merger Agreement is attached as an exhibit hereto and is incorporated herein by reference.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (i) authorization to enter into the Merger Agreement, (ii) entity organization, qualification and authority, (iii) capitalization, (iv) material contracts, (v) compliance with laws, (vi) financial statements, (vii) absence of changes, (viii) litigation, (ix) taxes, (x) real and personal property, (xi) licenses and permits, (xii) employment matters, (xiii) compliance with anti-corruption laws and (xiv) affiliate transactions. The representations and warranties made under the Merger Agreement will not survive the Closing.

Covenants

The Merger Agreement includes customary covenants of the parties thereto with respect to operation of the business prior to consummation of the Transaction and efforts to satisfy conditions to consummation of the Transaction. The Merger Agreement also contains additional covenants of the parties, including, among other things, covenants providing for LACQ and the Company to cooperate in the preparation and filing of the Form F-4 and proxy statement required to be filed in connection with the contemplated Transaction.

Conditions to Closing

General Conditions

Consummation of the proposed Transaction is conditioned upon, among other things, (i) the requisite approval by LACQ’s stockholders and by the Company’s shareholders of the Transaction, (ii) the approval of the Plan of Arrangement (as defined in the Merger Agreement) by the Supreme Court of British Columbia, (iii) the expiration or termination of the applicable waiting period under any applicable competition laws, none of which are currently expected to apply, (iv) the receipt of certain third party or governmental consents or approvals, (v) no order, statute, rule or regulation enjoining or prohibiting the consummation of the Transaction being in force, (vi) the Form F-4 registration statement of the Company with respect to the registration of the Company Shares and certain Company Warrants having become effective in accordance with the provision of the Securities Act of 1933, as amended (the “Securities Act”), and no stop order having been issued by the Securities and Exchange Commission (“SEC”) which remains in effect with respect to the Form F-4, and no proceeding seeking such a stop order having been threatened or initiated by the SEC which remains pending, (vii) the approval of the listing of the Company Shares and certain Company Warrants on NYSE and (viii) the parties’ execution of certain ancillary agreements to the Merger Agreement.

LACQ’s Conditions to Closing

The obligations of LACQ to consummate the Transaction are also conditioned upon, among other things, (i) there having been no material adverse effect with respect to the Company, (ii) no more than 5% of the Company’s shareholders having exercised dissent rights and (iii) the organizational documents of the Company being amended and restated in such forms attached to the Merger Agreement.

The Company’s and Merger Sub’s Conditions to Closing

The obligations of the Company and Merger Sub to consummate the Transaction are also conditioned upon, among other things, (i) there having been no material adverse effect with respect to LACQ and (ii) the availability of cash from LACQ’s trust account of at least the greater of: (a) $15,000,000 or (b) the aggregate amount of LACQ’s transaction expenses.

Waivers

If permitted under applicable law, either LACQ, the Company or Merger Sub may waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and waive compliance with any agreement or conditions for the benefit of itself or such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement. Notwithstanding the foregoing, pursuant to LACQ’s current second amended and restated certificate of incorporation, LACQ cannot consummate the proposed Transaction if it has less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), remaining after the Closing.

Termination

The Merger Agreement may be terminated at any time, but not later than the Closing, as follows:

(i)	by mutual written consent of LACQ and the Company;

(ii)	by either the Company or LACQ if the approval of LACQ’s stockholders to the Transaction is not obtained by reason of the failure to obtain the required vote at the LACQ special meeting duly convened for such purpose (or any adjournment or postponement thereof);

(iii)	by either the Company or LACQ if the other party has materially breached any of its representations, warranties, covenants or other agreements such that a condition to closing would not be satisfied and such other party has not cured such breach, if curable, within thirty days of the receipt of a notice of intent to terminate;

(iv)	by either the Company or LACQ if the consummation of the Transaction is permanently enjoined, prohibited or otherwise restrained or made illegal by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction;

(v)	by LACQ if the Transaction is not consummated on or before July 15, 2020, and the delay in closing beyond such date is not due to the breach of the Merger Agreement by LACQ;

(vi)	by the Company if the Transaction is not consummated on or before the later of (a) June 1, 2020 and (b) if audited financial statements for the year ended December 31, 2019 are required to be included in the Proxy Statement/Prospectus (as defined in the Merger Agreement) under the rules and regulations of the SEC, the date that is 45 days after the Company’s delivery of such audited financial statements to LACQ which satisfy SEC requirements, and the delay in closing beyond such date is not due to the breach of the Merger Agreement by the Company (the “Company Outside Date Termination Right”);

(vii)	by LACQ at any time prior to the adoption and approval of the Merger Agreement by LACQ’s stockholders if LACQ’s board of directors (the “LACQ Board”) determines to accept a Superior Business Combination Proposal (as defined in the Merger Agreement), provided that LACQ has complied with the provisions of Section 8.1 of the Merger Agreement; or

(viii)	by the Company if the LACQ Board shall have made a Change of Board Recommendation (as defined in the Merger Agreement).

LACQ will be obligated to pay the Company a one-time termination fee equal to $9,509,235 if (i) the Merger Agreement is terminated due to the LACQ Board determining to accept a Superior Business Combination Proposal or a Change of Board Recommendation and (ii) LACQ enters into a definitive merger or purchase agreement with respect to such Superior Business Combination Proposal.

In the event that the Company terminates the Merger Agreement pursuant to the Company Outside Date Termination Right prior to July 15, 2020, subject to the satisfaction of certain other conditions set forth in the Merger Agreement, then the Company will pay LACQ a one-time termination fee equal to the lesser of (i) $5,000,000 and (ii) all expenses of outside legal counsel, accountants and auditors incurred by LACQ in connection with the Transaction and any amounts necessary to repay any promissory notes outstanding pursuant to that certain Expense Advancement Agreement, dated December 1, 2017, by and among LACQ, Hydra Management, LLC, MLCP GLL Funding, LLC and HG Vora Special Opportunities Master Fund, Ltd (“Vora SOMF”).

Registration Rights Agreement

The Merger Agreement provides that upon consummation of the Transaction, The Catalyst Capital Group Inc. (“Catalyst”), Vora SOMF and the Sponsors (as defined in the Merger Agreement) will enter into a registration rights agreement with the Company, pursuant to which they will be granted certain rights regarding registration for resale under the Securities Act of the Company Shares and Company Warrants held by them, subject to certain conditions set forth therein.

Shareholders’ Agreement

Simultaneously with the execution of the Merger Agreement, the Company entered into a Shareholders’ Agreement with Catalyst and certain of its affiliated investment funds (collectively, the “Catalyst Group”) and each Sponsor (the “Shareholders’ Agreement”), pursuant to which, among other things, effective as of and following the Closing (i) the Catalyst Group, certain Sponsor parties affiliated with Daniel B. Silvers (collectively, “DS”) and certain Sponsor parties affiliated with A. Lorne Weil (collectively, “LW”) will be granted certain rights to nominate members of the board of directors of the Company (the “Company Board”), subject to certain conditions set forth in the Shareholders’ Agreement, including, without limitation, satisfaction of certain minimum ownership requirements; (ii) the Company has agreed to offer at least one Sponsor nominee who is elected to the Company Board the opportunity to serve on each committee of the Company Board for so long as a nominee of either DS or LW continues to serve on the Company Board; (iii) the Company has agreed to file certain quarterly and annual financial and other information, subject to certain exceptions described in the Shareholders’ Agreement; and (iv) the parties to the Shareholders’ Agreement agree to vote their Company Shares and take all necessary steps within their control to cause each other’s nominees nominated in accordance with the Shareholders’ Agreement to be elected to the Company Board and otherwise implement the terms and conditions of the Shareholders’ Agreement. Pursuant to a letter agreement entered into between Vora SOMF and the Company concurrently with the execution of the Shareholders’ Agreement (the “Vora Side Letter”), Vora SOMF has also agreed to support each nominee nominated for election to the Company Board pursuant to the Shareholders’ Agreement through the first annual shareholder meeting of the Company following the Closing (provided that such annual shareholder meeting occurs on or prior to June 30, 2021). For each subsequent annual shareholder meeting, the Company will provide Vora SOMF with a written notice of each individual nominated and recommended by the Company Board to be elected to the Company Board. If Vora SOMF indicates in writing to the Company that it will support such nominees to the Company Board, then Vora SOMF must vote for such nominees at the annual shareholder meeting at which such nominees are to be elected. Vora SOMF’s obligations under the Vora Side Letter shall terminate upon the earlier of (i) Vora SOMF ceasing to beneficially own an aggregate of at least 5% of the issued and outstanding Company Shares and (ii) the first annual shareholder meeting for which Vora SOMF has declined to support one or more nominee to the Company Board.

Pursuant to the terms of the Merger Agreement, upon the Closing, the Company Board will be comprised of nine directors and be staggered into three classes, and will initially consist of (i) four individuals (one in Class I, one in Class II and two in Class III) appointed by the Company, (ii) two individuals (one in Class I and one in Class II) appointed by the Company after consultation with LACQ, provided, for the avoidance of doubt, that such consultation does not limit the Company’s right to appoint such individuals in its sole discretion, (iii) Daniel B. Silvers and A. Lorne Weil (one in Class II and one in Class III) and (iv) Marc J. Falcone (Class I).

The Shareholders’ Agreement provides that, following the Closing, the Catalyst Group, DS and LW will be granted rights to nominate five, one and one director(s), respectively, to the Company Board in the applicable classes set forth in the Shareholders’ Agreement, subject to satisfaction of certain minimum ownership requirements. In the event that either of DS or LW (and their affiliates), respectively, cease to beneficially own at least 80% of the Company Shares held by DS or LW (as applicable) as of the Closing, DS or LW (as applicable) will no longer be entitled to nominate a director to the Company Board. In the event that the Catalyst Group (and its affiliates) ceases to beneficially own at least 50% of the Company Shares held by them as of the Closing, so long as they continue to beneficially own at least 5% of the Company Shares held by them as of the Closing, the Catalyst Group will remain entitled to nominate between one and four directors to the Company Board, as applicable, based on their satisfaction of the applicable ownership requirements corresponding to the nomination of such number of directors as set forth in the Shareholders’ Agreement. Once the Catalyst Group (and its affiliates) ceases to beneficially own at least 5% of the Company Shares held by them as of the Closing, the Catalyst Group will not be entitled to nominate any directors to the Company Board.

Gabriel de Alba, an affiliate of Catalyst, will serve as Executive Chairman of the Company Board until the first annual shareholder meeting of the Company following the Closing, and thereafter, the Catalyst Group will have the right to designate the individual to serve as Executive Chairman of the Company Board and the Company Board shall elect such designee to such position.

The Shareholders’ Agreement will only become effective upon the Closing and may terminate thereafter in certain limited circumstances pursuant to the terms thereof. In addition, (i) the rights and obligations of DS and LW, respectively, will terminate upon the earlier of (x) DS’s or LW’s (as applicable) loss of nomination rights or (y) the removal or resignation of DS’s or LW’s nominee (as applicable) from the Company Board under certain circumstances based on a failure to satisfy applicable minimum ownership requirements; and (ii) the rights and obligations of the Catalyst Group will terminate in the event the Catalyst Group (and its affiliates) ceases to beneficially own at least 5% of the issued and outstanding Company Shares for any continuous 15-day period, in each case, in accordance with the terms of the Shareholders’ Agreement.

A copy of the Shareholders’ Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Shareholders’ Agreement is qualified in its entirety by reference thereto.

Voting and Support Agreement

Simultaneously with the execution of the Merger Agreement, LACQ has entered into a voting and support agreement with the Catalyst Group (the “Voting Agreement”), pursuant to which the Catalyst Group has agreed to take certain actions in furtherance of consummating the Transaction, including, among other things, (i) causing all Company Shares held by the Catalyst Group to be counted as present at a special meeting of the Company’s shareholders held to approve the Transaction and voting their Company Shares in favor of the Transaction and any other matters necessary, proper or advisable for the consummation thereof; (ii) not exercising dissent rights; and (iii) voting all Company Shares held by the Catalyst Group against any proposals that would reasonably be expected to result in a breach of the Merger Agreement, interfere with the timely consummation of the Arrangement (as defined in the Merger Agreement) or result in any condition to Closing in the Merger Agreement not being satisfied.

A copy of the Voting Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Voting Agreement is qualified in its entirety by reference thereto.

Transaction Support Agreement

Simultaneously with the execution of the Merger Agreement, LACQ, Vora SOMF, the Sponsors and certain of their affiliates (collectively, the “Supporting Parties”) have entered into a Transaction Support Agreement with the Company (the “Support Agreement”), pursuant to which the Supporting Parties have agreed to comply with certain provisions of the Merger Agreement and the covenants set forth in the Support Agreement, including the obligation to vote all LACQ Shares beneficially owned by such Supporting Party in favor of the Transaction and to cause the forfeiture, for no consideration, of 1,000,000 LACQ Shares, in the aggregate, prior to the Closing.

The Support Agreement also provides that the Company or its subsidiaries will make an advance to A. Lorne Weil and/or Daniel B. Silvers in respect of any income tax liability as a result of a final determination within the meaning of Section 1313(a) of the Internal Revenue of Code of 1986, as amended (the “Code”) that the Transaction failed to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Such tax advance will not bear interest and is repayable upon any sale of such Sponsor’s (or its affiliates’) Company Shares after its receipt of such tax advance and such repayment shall be in proportion to the percentage of such Company Shares sold by such Sponsor. The Company and its subsidiaries are also obligated to reimburse each such Sponsor for any interest, penalties or additions to income tax liability that such Sponsor incurs as a result of such final determination, subject to satisfaction of certain conditions set forth in the Support Agreement.

A copy of the Support Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Support Agreement is qualified in its entirety by reference thereto.

Amendment to Contingent Forward Purchase Contract

In connection with the execution of the Merger Agreement, LACQ and Vora SOMF have entered into an amendment (the “Contingent Forward Purchase Contract Amendment”) to the Contingent Forward Purchase Contract, dated December 1, 2017, by and between LACQ and Vora SOMF to provide that the Contingent Forward Purchase Contract will terminate upon the Closing.

A copy of the Contingent Forward Purchase Contract Amendment is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference, and the foregoing description of the Contingent Forward Purchase Contract Amendment is qualified in its entirety by reference thereto.

Additional Information

LACQ AND THE COMPANY WILL JOINTLY HOST AN INVESTOR CONFERENCE CALL TO DISCUSS THE BUSINESS COMBINATION ON JANUARY 7, 2020 FOLLOWING THE MARKET CLOSE. DETAILS OF THE CONFERENCE CALL WILL BE AVAILABLE AT WWW.LEISUREACQ.COM ON JANUARY 6, 2020.  AN INVESTOR PRESENTATION WILL BE PROVIDED TO PARTICIPANTS BY SIMULTAENOUS WEBCAST AT WWW.LEISUREACQ.COM  DURING SUCH CONFERENCE CALL.

LACQ AND THE COMPANY AND THEIR RESPECTIVE DIRECTORS AND EXECUTIVE OFFICERS, UNDER SEC RULES, MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES OF LACQ’S STOCKHOLDERS IN CONNECTION WITH THE PROPOSED TRANSACTION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN MORE DETAILED INFORMATION REGARDING THE NAMES AND INTERESTS IN THE PROPOSED TRANSACTION OF LACQ’S DIRECTORS AND OFFICERS IN LACQ’S FILINGS WITH THE SEC, INCLUDING LACQ’S FORM S-1 REGISTRATION STATEMENT, WHICH WAS DECLARED EFFECTIVE BY THE SEC ON DECEMBER 1, 2017. INFORMATION REGARDING THE PERSONS WHO MAY, UNDER SEC RULES, BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES TO LACQ’S STOCKHOLDERS IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION WILL BE SET FORTH IN THE REGISTRATION STATEMENT FOR THE PROPOSED BUSINESS COMBINATION WHEN AVAILABLE. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF PARTICIPANTS IN THE SOLICITATION OF PROXIES IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION WILL BE INCLUDED IN THE REGISTRATION STATEMENT THAT THE COMPANY WILL FILE WITH THE SEC.

INVESTORS AND SECURITY HOLDERS OF LACQ AND THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. INVESTORS AND SECURITY HOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THE PROXY STATEMENT, PROSPECTUS AND OTHER DOCUMENTS CONTAINING IMPORTANT INFORMATION ABOUT LACQ AND THE COMPANY ONCE SUCH DOCUMENTS ARE FILED WITH THE SEC, THROUGH THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. COPIES OF THE DOCUMENTS FILED WITH THE SEC BY LACQ AND/OR THE COMPANY WHEN AND IF AVAILABLE, CAN BE OBTAINED FREE OF CHARGE ON LACQ’S WEBSITE AT WWW.LEISUREACQ.COM OR BY DIRECTING A WRITTEN REQUEST TO LEISURE ACQUISITION CORP., 250 WEST 57TH STREET, SUITE 2223, NEW YORK, NEW YORK 10107 OR BY EMAILING GEORGE.PENG@HYDRAMGMT.COM; AND/OR ON THE COMPANY’S WEBSITE AT WWW.GATEWAYCASINOS.COM OR BY DIRECTING A WRITTEN REQUEST TO THE COMPANY, 100 – 4400 DOMINION STREET, BURNABY, BRITISH COLUMBIA V5G 4G3 OR BY EMAILING GTWY@JCIR.COM.

ADDITIONAL INFORMATION AND FORWARD-LOOKING STATEMENTS

THIS REPORT AND THE EXHIBITS HERETO ARE NOT A PROXY STATEMENT OR SOLICITATION OF A PROXY, CONSENT OR AUTHORIZATION WITH RESPECT TO ANY SECURITIES OR IN RESPECT OF THE PROPOSED TRANSACTION AND SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF ANY SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE OR JURISDICTION.

THIS REPORT AND THE EXHIBITS HERETO INCLUDE “FORWARD-LOOKING STATEMENTS”. THE ACTUAL RESULTS OR EVENTS MAY DIFFER FROM ITS EXPECTATIONS AND ESTIMATES CONTAINED HEREIN AND, CONSEQUENTLY, YOU SHOULD NOT RELY ON THESE FORWARD LOOKING STATEMENTS AS PREDICTIONS OF FUTURE EVENTS. WORDS SUCH AS “EXPECT,” “ESTIMATE,” “PROJECT,” “BUDGET,” “FORECAST,” “ANTICIPATE,” “INTEND,” “PLAN,” “MAY,” “WILL,” “COULD,” “SHOULD,” “BELIEVES,” “PREDICTS,” “POTENTIAL,” “CONTINUE,” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. NEITHER LACQ NOR THE COMPANY UNDERTAKE ANY OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS REQUIRED BY LAW. IMPORTANT FACTORS THAT MAY AFFECT CERTAIN ESTIMATES OR EXPECTATIONS EXPRESSED HEREIN INCLUDE, AMONG OTHERS, THE POSSIBILITY THAT THE PROPOSED TRANSACTION DOES NOT CLOSE, INCLUDING DUE TO THE FAILURE TO RECEIVE REQUIRED SECURITY HOLDER APPROVALS, OR THE FAILURE OF OTHER CLOSING CONDITIONS.

THIS REPORT AND THE EXHIBITS HERETO ARE NOT INTENDED TO BE ALL-INCLUSIVE OR TO CONTAIN ALL THE INFORMATION THAT A PERSON MAY DESIRE IN CONSIDERING AN INVESTMENT IN LACQ AND IS NOT INTENDED TO FORM THE BASIS OF ANY INVESTMENT DECISION IN LACQ.

ADDITIONAL INFORMATION CONCERNING the TRANSACTIONS, INCLUDING RELEVANT RISK FACTORS, WILL BE CONTAINED IN LACQ’S AND THE COMPANY’S FILINGS WITH THE SEC. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS CONCERNING LACQ AND THE COMPANY, THE PROPOSED TRANSACTIONS OR OTHER MATTERS AND ATTRIBUTABLE TO LACQ AND THE COMPANY OR ANY PERSON ACTING ON THEIR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS ABOVE. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON ANY FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE MADE. NEITHER LACQ NOR THE COMPANY UNDERTAKE OR ACCEPT ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT TO REFLECT ANY CHANGE IN THEIR EXPECTATIONS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED, EXCEPT AS REQUIRED BY APPLICABLE LAW.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 27, 2019, by and among Leisure Acquisition Corp., GTWY Holdings Limited and GTWY Merger Sub Corp.*
10.1	Shareholders’ Agreement, dated December 27, 2019, by and among GTWY Holdings Limited, The Catalyst Capital Group Inc., Catalyst Fund II Parallel Limited Partnership, Catalyst Fund Limited Partnership II, Catalyst Fund Limited Partnership III, Gabriel de Alba, MLCP GLL Funding LLC, Matthews Lane Capital Partners LLC, A. Lorne Weil and Hydra LAC, LLC.
10.2	Voting and Support Agreement, dated December 27, 2019, by and among Leisure Acquisition Corp., The Catalyst Capital Group Inc., Catalyst Fund II Parallel Limited Partnership, Catalyst Fund Limited Partnership II and Catalyst Fund Limited Partnership III.
10.3	Transaction Support Agreement, dated December 27, 2019, by and among Leisure Acquisition Corp., HG Vora Special Opportunities Master Fund, Ltd., MLCP GLL Funding LLC, Matthews Lane Capital Partners LLC, Hydra LAC, LLC, GTWY Holdings Limited, Daniel B. Silvers, A. Lorne Weil, George Peng, Eric Carrera, Marion Rainone, Nancy Torres, Joanne O’Shea, Debra Aronowitz, Jenn Calabrese and Nicholas Weil.
10.4	Amendment to Contingent Forward Purchase Contract, dated December 27, 2019, by and among Leisure Acquisition Corp. and HG Vora Special Opportunities Master Fund, Ltd.

* Certain schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). LACQ agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEISURE ACQUISITION CORP.

Date: December 31, 2019	By:	/s/ Daniel B. Silvers
	Name:	Daniel B. Silvers
	Title:	Chief Executive Officer and Director

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